Exhibit 99.1

News Release

Release: Immediate	Contact: Ronda J Williams 312-706-3232

Oil-Dri Board of Directors Declares Dividends

CHICAGO - October 9, 2007 - The Board of Directors of Oil-Dri Corporation of America (NYSE: ODC) today declared quarterly cash dividends of $0.13 per share of the Company’s Common Stock and $0.0975 per share of the Company’s Class B Stock.

The dividends will be payable on December 7, 2007, to stockholders of record at the close of business on November 23, 2007. The Company has paid cash dividends continuously since 1974.

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Oil-Dri Corporation of America is a leading supplier of specialty sorbent products for industrial, automotive, agricultural, horticultural and specialty markets and the world’s largest manufacturer of cat litter.